AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect a change in sub-adviser from J.P. Morgan Investment Management Inc. to A I M Capital Management, Inc. for the JNL/JPMorgan International Equity Fund, Schedule A and Schedule B must be amended, to delete said fund.

     WHEREAS, in order to reflect the merger of the JNL/Putnam Midcap Growth Fund into the JNL/FI Mid-Cap Equity Fund, and a subsequent change in sub-adviser of the JNL/FI Mid-Cap Equity Fund from Pyramis Global Advisors, LLP to J.P. Morgan Investment Management, Inc., Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/JPMorgan MidCap Growth Fund).

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 3, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 3, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 3rd day of December, 2007.

JACKSON NATIONAL ASSET                           J.P. MORGAN INVESTMENT
MANAGEMENT, LLC                                  MANAGEMENT INC.


By:      _______________________________         By: __________________________
Name:    MARK D. NERUD                           Name:_________________________
Title:   PRESIDENT                               Title:________________________

                                   SCHEDULE A
                                DECEMBER 3, 2007
                                     (Funds)

 ------------------------------------------------------------------------------
                      JNL/JPMorgan International Value Fund
 ------------------------------------------------------------------------------
                         JNL/JPMorgan MidCap Growth Fund
 ------------------------------------------------------------------------------
                JNL/JPMorgan U.S. Government & Quality Bond Fund
 ------------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 3, 2007
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/JPMORGAN INTERNATIONAL VALUE FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $350 Million                                              .40%
  ------------------------------------------------------- --------------------
  Amounts over $350 Million                                       .35%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                         JNL/JPMORGAN MIDCAP GROWTH FUND
  ----------------------------------------------------------------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   All Assets                                                      .40%
   ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                JNL/JPMORGAN U.S. GOVERNMENT & QUALITY BOND FUND
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $200 Million                                              .20%
  ------------------------------------------------------- --------------------
  $200 Million to $500 Million                                    .15%
  ------------------------------------------------------- --------------------
  Amounts over $500 Million                                       .12%
  ------------------------------------------------------- --------------------